EXHIBIT 99.1

Press Release Dated January 27, 2004



 PARK CITY GROUP, INC. ANTICIPATES A NEAR DOUBLING OF REVENUES AND A QUARTERLY
                      PROFIT FOR SECOND QUARTER OF FY2004


PARK CITY, UTAH - January 27, 2004 - Park City Group, Inc. (OTCBB: PKCY) a leading provider of profit enhancing software for the retail industry, announced stronger than anticipated preliminary revenue and earnings per share figures for FY2004 second quarter and six months ended December 31, 2003. The company cautioned that these estimates are unaudited and that its final results are subject to change.

Park City Group expects to report revenues in the range of $1.7 to $1.9 million for the second quarter of FY2004 ended December 31, 2003. This approximately represents a fifty-eight percent (58%) increase over the first quarter of FY2004 and a ninety-four percent (94%) increase over the same period in FY2003. The Company anticipates second quarter profits to be in the range of $150 to $250 thousand. The six months revenues are expected to be in the range of $2.9 to $3.1 million up twenty-eight percent (28%) over the prior year, with a loss of $560 to $460 thousand, compared to a loss of approximately $1 million in the prior year comparable period. Additionally, cash increased by $400 thousand as compared to the first quarter of FY2004 and increased by $200 thousand over the same period in FY2003.

"We are very pleased to announce that we expect to exceed our financial plan for the second quarter of FY2004," said Randy Fields, Chairman, CEO and President of Park City Group, Inc. "The fact that our customers are achieving improved economic performance is the best measure of OUR performance. The recently announced alliance for distribution of our labor management technology, and continued efforts to control costs were key ingredients to this quarter's anticipated profitability. We remain optimistic about our current fiscal year, and believe that the success we are seeing with our customer's use of Fresh Market Manager will enable us to show substantial improvement in this year's revenues and operations." Q2 and Six Months Earnings Release and Conference
Call

Park City Group will formally report its final results for the second quarter and six months ended December 31, 2003 upon completion of the review by our independent auditors. The Company will then host a conference call to review the results. Details regarding conference call participation will be posted on the company's website: www.parkcitygroup.com, or may be obtained by contacting the company at 1-800-772-4556.

About Park City Group:

Park City Group is a leading provider of profit enhancing software and services for the retail industry. The solutions were developed initially for the Mrs. Fields Cookies business, and Randall K. Fields, who Co- Founded Mrs. Fields Cookies is CEO of Park City Group. Park City Group has such marquee customers like, The Home Depot, The Limited, Williams-Sonoma and many more recognized retail operations. The company uniquely leverages its expertise in retail operations management and state-of-the-art, patented technologies to simplify the planning and execution of complex processes; deliver timely, relevant and "action-able" information; and improve its customers' profitability by putting the "best manager" in every store. Feel free to contact us at 800.772.4556 or info@parkcitygroup.com. To find out more about Park City Group (OTCBB: PKCY), visit our website at www.parkcitygroup.com.

Media Contact:
Carolyn Doll
Park City Group, Inc.
800.772.4556
cdoll@parkcitygroup.com

Statements in this press release that relate to Park City Group's future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Those factors could include changes in worldwide and U.S. economic conditions that materially impact consumer spending and consumer debt, changes in demand for the Company's products and services, risks associated with the integration of acquisitions and other investments, and other factors discussed in the "forward-looking information" section and the "risk factor" section of the management's discussion and analysis included in the Company's annual report on Form 10-K for the year ended June 30, 2003 filed with the Securities and Exchange Commission. Park City Group uses the paid services of investor relations organizations to promote the Company to the investment community. Park City Group does not intend to update these forward-looking statements prior to announcement of quarterly or annual results.

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